                                                                 Exhibit (g)(13)

                                                          [LOGO]

AMENDMENT NO. 9 to the Automatic YRT Reinsurance Agreement referred to as NO. NA4428-90 effective April 1, 1990 made between IDS LIFE INSURANCE COMPANY (hereinafter referred to as "the Company") and [NAME OF REINSURANCE COMPANY] (hereinafter referred to as "the Reinsurer").

It is hereby declared and agreed that, effective June 1, 2002, Article 1, paragraph 1, Basis of Reinsurance and paragraph 2, Automatic Coverage, shall be revised as follows in order to revise the Reinsurer's share and the autobind limits to accommodate the Single Premium Variable Life plan:

Article 1

Basis of Reinsurance

1. On and after the 1st day of April, 1990, whenever the Company issues an amount of Life Insurance in excess of its retention on the plans of insurance stated in Exhibit B, [percentage] of such excess for the Single Premium Variable Life plan and [percentage] of such excess for all other plans, up to the limits specified in Paragraph 2, below, shall be reinsured automatically with the Reinsurer. At the option of the Company, reinsurance may be ceded to the Reinsurer on an automatic basis as provided in Paragraphs 2 and 3 of this Article or applications for reinsurance may be made to the Reinsurer on a facultative basis as provided in Paragraph 5 of this Article.

Automatic Coverage

2. Except as specified in Paragraph 4, whenever the Company retains its maximum limit of retention, as indicated in Schedule I, the Company shall cede and the Reinsurer shall automatically accept such Life reinsurance as provided herein, on the same terms and for an amount not exceeding the following for all ratings (standard rating only for Single Premium Variable Life plan):

              [ages]                   [dollar amount]
              [ages]                   [dollar amount]

It is further agreed that Schedule I of the above Agreement and Exhibit B (Revised August 1, 1998) shall be replaced by the attached Schedule I and Exhibit B (both Revised June 1, 2002), in order to revise the Limits of Retention and to extend reinsurance coverage to include the Single Premium Variable Life plan, effective June 1, 2002.

It is understood that the Reinsurer shall only reinsure the mortality risk of the Single Premium Variable Life plan. All asset-related risks and the 30-year no lapse guarantee risk shall be fully retained by the Company.

Made in duplicate and executed by both parties.

Signed for and on behalf of IDS LIFE INSURANCE COMPANY

By: /s/ Kevin E. Palmer              By: [ILLEGIBLE]
    -----------------------              -----------------
Title:  Reinsurance Officer          Title:  President
Date:  12/31/2002                    Place:  Mpls. MN

Signed for and on behalf of [NAME OF REINSURANCE COMPANY]

By: [signature]                                  By: [signature]
Title:  [title]                                  [title]
Date:  Dec. 24/02                                Place:  Dec. 27, 2002

                                                                      SCHEDULE I
                                                          (Revised June 1, 2002)

LIMITS OF RETENTION

LIFE:
             ISSUE AGES         ALL RATINGS

           [ages]             [dollar amount]

           [ages]             [dollar amount]

W.P.:

       Fully retained by the Company.


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                                                                       EXHIBIT B
                                                          (Revised June 1, 2002)

REINSURANCE PREMIUMS

1. PLANS & RIDERS

       A)    UL PLANS
             UL25
             UL100
             UL500
             VUL
             VUL350
             EUL125
             EUL100
             Other Insured riders

       B)    FIXED PREMIUM PERMANENT PLANS
             WL
             Annual Reducing Term Rider

       C)    TERM INSURANCE
             YRT
             YRT-7
             10 Year Renewable Term
             ART
             Mortgage Term
             ART Rider

       Note: IDS Life offers a Survivor Insurance Rider (SIR) for use with UL100 and UL500 in the estate planning market. UL100 and UL500 policies written with an SIR will be excluded from the pool and reinsured only to [name of reinsurance company].

2. STANDARD REINSURANCE RISK PREMIUM: The reinsurance premium rates to be used for reinsurance ceded on the above plans and riders are the monthly cost of insurance rates attached to this Exhibit B less the following percentage reduction:

                          YEAR 1               YEARS 2-10            YEARS 11+
       NON-SMOKER      [percentage]           [percentage]         [percentage]
       SMOKER          [percentage]           [percentage]         [percentage]


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

                                                                       EXHIBIT B
                                                                          Page 2
                                                          (Revised June 1, 2002)

3. MULTIPLE TABLE SUBSTANDARD REINSURANCE RISK PREMIUMS: The reinsurance premium for substandard risks rated on a multiple mortality table basis shall be equal to a multiple of the standard rate proportionate to the mortality classification. Thus, the premium for a Class D ([percentage]) risk shall be equal to twice the standard premium. The percentage premium reduction specified in Section 2, above, shall apply to multiple table substandard premiums.

4.     FLAT EXTRA SUBSTANDARD REINSURANCE PREMIUMS:

       a) Permanent Flat Extra Premiums are ones assessed for more than 5 years. The Reinsurer should receive its proportionate share of any such premiums less the following percentage premium reductions:

             First Year    [percentage]
             Renewal       [percentage]

       b) Temporary Flat Extra Premiums are ones assessed for 5 years or less. The Reinsurer should receive its proportionate share of any such premiums less the following percentage premium reductions:

             First Year    [percentage]
             Renewal       [percentage]

5. RECAPTURE: Reinsurance ceded on these rates shall not be eligible for recapture before the tenth policy anniversary.

6.     AGE BASIS: Nearest.

7. DEFICIENCY RESERVES: If deficiency reserves are required to be held by the Company on any policy reinsured under this Agreement, the entire amount of any such reserve will be established and held by the Company.

8. RATE GUARANTEE: Premiums for reinsurance shall be computed on the basis of the amount at risk times the annual rates attached to this Exhibit B. The Reinsurer reserves the right to increase the premiums for reinsurance, but not above the statutory net premium, in the second policy year and later.

9.     COVERAGE: Policies issued on lives resident in the U.S.


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

                                                                       EXHIBIT B
                                                                          Page 3
                                                          (Revised June 1, 2002)

REINSURANCE PREMIUMS

1.     PLANS:   Life Protection Plus
                Other Insured Rider
                Single Premium Variable Life

2. STANDARD REINSURANCE RISK PREMIUM: The reinsurance premium rates to be used for reinsurance ceded on the above plans and rider are the cost of insurance rates attached to this Exhibit B less the following percentage reductions:

                                    YEAR 1        YEARS 2-10      YEARS 11+
                                 ------------    ------------   ------------
             Non-smoker          [percentage]    [percentage]   [percentage]
             Smoker              [percentage]    [percentage]   [percentage]

3. MULTIPLE TABLE SUBSTANDARD REINSURANCE RISK PREMIUMS: The reinsurance premium for substandard risks rated on a multiple mortality table basis shall be equal to a multiple of the standard rate proportionate to the mortality classification. Thus, the premium for a Class D ([percentage]) risk shall be equal to twice the standard premium. The percentage premium reduction specified in Section 2, above, shall apply to multiple table substandard premiums.

4.     FLAT EXTRA SUBSTANDARD REINSURANCE PREMIUMS:

             a) Permanent Flat Extra Premiums are ones assessed for more than 5 years. The Reinsurer should receive its proportionate share of any such premiums less the following percentage premium reductions:

                          First Year    [percentage]
                          Renewal       [percentage]

             b) Temporary Flat Extra Premiums are ones assessed for 5 years or less. The Reinsurer should receive its proportionate share of any such premiums less the following percentage premium reductions:

                          First Year    [percentage]
                          Renewal       [percentage]

                                                                       EXHIBIT B
                                                                          Page 4
                                                          (Revised June 1, 2002)

5.     REINSURANCE  PREMIUMS FOR POLICIES  CONVERTED TO THE LIFE PROTECTION PLUS
       PLAN: Any reinsurance in force with the Reinsurer on policies converted to or reissued on the above plan shall be continued with the Reinsurer. The reinsured risk amount shall be determined as described in Article V of this Agreement following the conversion or reissue. The applicable reinsurance premiums will be determined as described in this Exhibit B, with age and duration measured from the date of issue of the original policy.

6. RECAPTURE: Reinsurance ceded on these rates shall not be eligible for recapture before the tenth policy anniversary.

7.     AGE BASIS: Last.

8. DEFICIENCY RESERVES: If deficiency reserves are required to be held by the Company on any policy reinsured under this Agreement, the entire amount of any such reserve will be established and held by the Company.

9. RATE GUARANTEE: Premiums for reinsurance shall be computed on the basis of the amount at risk times the annual rates attached to this Exhibit B. The Reinsurer reserves the right to increase the premiums for reinsurance, but not above the statutory net premium, in the second policy year and later.

10.    COVERAGE: Policies issued on lives resident in the U.S.

                                                                       EXHIBIT B
                                                                          Page 5
                                                          (Revised June 1, 2002)

REINSURANCE PREMIUMS

1.     PLANS: 1 Year Term (1YT) 10 Year Term (10 YT)

2. STANDARD REINSURANCE RISK PREMIUM: The reinsurance premium rates to be used for reinsurance ceded on the above plan and rider are the cost of insurance rates attached to this Exhibit B less the following percentage reductions:

       1 YEAR TERM

                                           YEAR 1      YEARS 2-10    YEARS 11 +
                  WELLNESS              [percentage]  [percentage]  [percentage]
                  NON-SMOKER            [percentage]  [percentage]  [percentage]
                  SMOKER                [percentage]  [percentage]  [percentage]


       10 YEAR TERM

                                           YEAR 1      YEARS 2-10    YEARS 11 +
                  WELLNESS              [percentage]  [percentage]  [percentage]
                  NON-SMOKER            [percentage]  [percentage]  [percentage]
                  SMOKER                [percentage]  [percentage]  [percentage]

       For the 1 Year Term and 10 Year Term plans, reentry is permitted at the 10th policy anniversary. Reinsurance on the original policy will be continued after reentry. Reinsurance premiums on reentries shall be as described in the Agreement which covers the new policy; unless that Agreement specifies otherwise, the policy duration and attained age of the insured, for purposes of calculating such premiums, shall be determined as though the reentries were issued on the same date and at the same issue age as the original policy. If no such Agreement is in effect, reinsurance shall continue hereunder.

3. MULTIPLE TABLE SUBSTANDARD REINSURANCE RISK PREMIUMS: The reinsurance premium for substandard risks rated on a multiple mortality table basis shall be equal to a multiple of the standard rate proportionate to the mortality classification. Thus, the premium for a Class D [percentage] risk shall be equal to twice the standard premium. The percentage premium reduction specified in Section 2, above, shall apply to multiple table substandard premiums.

                                                                       Exhibit B
                                                                          Page 6
                                                          (Revised June 1, 2002)

4.     FLAT EXTRA SUBSTANDARD REINSURANCE PREMIUMS:

             a) Permanent Flat Extra Premiums are ones assessed for more than 5 years. The Reinsurer should receive its proportionate share of any such premiums less the following percentage premium reductions:

                      First Year            [percentage]
                      Renewal               [percentage]

             b) Temporary Flat Extra Premiums are ones assessed for 5 years or less. The Reinsurer should receive its proportionate share of any such premiums less the following percentage premium reductions:

                      First Year            [percentage]
                      Renewal               [percentage]

5. REINSURANCE PREMIUMS FOR POLICIES CONVERTED FROM THE ABOVE PLANS: Any reinsurance in force with the Reinsurer on policies converted from the above plans shall be continued with the Reinsurer. The reinsured risk amount shall be determined as described in Article V following the conversion. The applicable reinsurance premiums will be determined as described in this Exhibit B, with age and duration measured from the date of issue of the original policy.

       Fully underwritten exchanges to the above plans shall be treated as new issues for reinsurance purposes.

6. RECAPTURE: Reinsurance ceded on these rates shall not be eligible for recapture before the tenth policy anniversary.

7.     AGE BASIS: Last.

8. DEFICIENCY RESERVES: If deficiency reserves are required to be held by the Company on any policy reinsured under this Agreement, the entire amount of any such reserve will be established and held by the Company.

9. RATE GUARANTEE: Premiums for reinsurance shall be computed on the basis of the amount at risk times the annual rates attached to this Exhibit B. The Reinsurer reserves the right to increase the premiums for reinsurance, but not above the statutory net premium, in the second policy year and later.

10.    COVERAGE: Policies issued on lives resident in the U. S.

                                 MALE RATE TABLE

          Guaranteed Maximum Monthly Cost of Insurance Rates per $1,000 for Insureds with a Standard Rate Classification


                           Standard                               Standard                               Standard
 Attained                    Non-       Attained                    Non-       Attained                    Non-
   Age        Standard      Smoker        Age       Standard       Smoker        Age       Standard       Smoker
   ---        --------      ------        ---       --------       ------        ---       --------       ------
0           $
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34

For insureds with other than a standard rating classification, the guaranteed monthly cost of insurance rates are calculated by multiplying the above monthly rates by the Special Class Rating Factor shown under Policy Data.

                                FEMALE RATE TABLE

          Guaranteed Maximum Monthly Cost of Insurance Rates per $1,000 for Insureds with a Standard Rate Classification

                           Standard                               Standard                               Standard
 Attained                    Non-       Attained                    Non-       Attained                    Non-
   Age        Standard      Smoker        Age       Standard       Smoker        Age       Standard       Smoker
   ---        --------      ------        ---       --------      ------         ---       --------       ------
0            $
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34

For insureds with other than a standard rating classification, the guaranteed monthly cost of insurance rates are calculated by multiplying the above monthly rates by the Special Class Rating Factor shown under Policy Data.